Exhibit 99.1

UniFirst UNIFIRST CORPORATION STOCK APPRECIATION RIGHT GRANTED UNDER THE UNIFIRST CORPORATION 2010 STOCK OPTION and INCENTIVE PLAN Name of Grantee: No. of Shares Subject to Stock Appreciation Right: Exercise Price per Share: $ Grant Date: Expiration Date: Pursuant to the UniFirst Corporation 2010 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), UniFirst Corporation (the “Company”) hereby grants to the Grantee named above, during the period commencing on the Grant Date and ending on the Expiration Date, a Stock Appreciation Right (the “Stock Appreciation Right”) with respect to the number of shares of Common Stock, par value $0.10 per share (the “Stock”) of the Company specified above at the Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan. This Stock Appreciation Right entitles the Grantee to the right to receive from the Company shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the Exercise Price multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, rounded down to the nearest whole share. 1. Vesting Schedule. No portion of this Stock Appreciation Right may be exercised until such portion shall have become vested and exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Appreciation Right shall be exercisable with respect to the following number of shares of Stock subject to this Stock Appreciation Right as follows: 20 percent of the shares of Stock subject to this Stock Appreciation Right shall be vested and exercisable on October 31, 2022 and 20 percent of the shares of Stock subject to this Stock Appreciation Right shall be vested and exercisable on each of the first, second, third and fourth anniversaries of October 31, 2022, in all cases subject to the Grantee’s continued employment with the Company or a Subsidiary through such date. Once exercisable, this Stock Appreciation Right shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan. 2. Manner of Exercise. (a) The Grantee may exercise this Stock Appreciation Right by giving notice of exercise to the Company pursuant to the Company’s procedures then in effect specifying the number of shares of Stock underlying this Stock Appreciation Right to be exercised. The Grantee shall thereupon be entitled to receive, subject to Section 6 hereof, the largest whole number of shares of Stock with a value closest to, but not in excess of, the product of (i) the Fair Market Value of a share of Stock on the date of exercise less the Exercise Price per share, multiplied by (ii) the number of shares of Stock underlying the Stock Appreciation Right that is being exercised. The transfer to the Grantee on the records of the Company or of the transfer agent of such Shares of Stock will be contingent upon (i) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (ii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock pursuant to the exercise of Stock Appreciation Rights under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. (b) The shares of Stock issued upon exercise of this Stock Appreciation Right shall be transferred to the Grantee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Grantee. The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock to be issued upon exercise of to this Stock Appreciation Right unless and until this Stock Appreciation Right shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Grantee, and the Grantee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have full voting, dividend and other ownership rights with respect to the shares of Stock so issued. (c) If any portion of this Stock Appreciation Right remains outstanding immediately prior to the close of business on the Expiration Date and provided that the Fair Market Value of a share of Stock immediately prior to the close of business on the Expiration Date exceeds the Exercise Price per share, any such portion of this Stock Appreciation Right shall be automatically exercised pursuant to this Section 2 as of the time that is immediately prior to the close of business on the Expiration Date. Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Appreciation Right shall be exercisable after the Expiration Date hereof. 3. Termination of Employment. If the Grantee’s employment by the Company or a Subsidiary is terminated, the period within which to exercise the Stock Appreciation Right may be subject to earlier termination as set forth below. (a) Termination Due to Death. If the Grantee’s employment terminates by reason of the Grantee’s death, this Stock Appreciation Right shall become fully vested and exercisable as of the date of death, whether or not this Stock Appreciation Right or any portion hereof was otherwise vested and exercisable at the date of death. To the extent that this Stock Appreciation Right is or becomes vested and exercisable as of the date of death, this Stock Appreciation Right may thereafter be exercised by the Grantee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. (b) Termination Due to Disability. If the Grantee’s employment terminates by reason of the Grantee’s Disability (as determined by the Administrator), this Stock Appreciation Right shall continue to vest pursuant to the vesting schedule set forth in Section 1 hereof. (c) Termination Due to Retirement on or after the Retirement Date. If the Grantee’s employment terminates by reason of the Grantee’s retirement on or after the date (the “Retirement Date”) on which (i) the Grantee has reached the age of 64, (ii) the sum of the Grantee’s age plus length of employment with the Company equals or exceeds 79 years and (iii) any portion of this Stock Appreciation Right has been outstanding for more than one year from the Grant Date, this Stock Appreciation Right shall be deemed to be fully vested and exercisable as of the date of such retirement and shall continue to be exercisable until the Expiration Date. (d) Termination for Cause. If the Grantee’s employment terminates for Cause, any portion of this Stock Appreciation Right outstanding on such date shall terminate immediately and be of no further force and effect. (e) Termination in connection with a Sale Event. If the Grantee’s employment is terminated (i) by the Company for any reason other than for Cause, death, disability or retirement or (ii) by the Grantee for Good Reason (as defined in the UniFirst Corporation Executive Employment Plan (the “Employment Plan”)), and such termination occurs during a Change in Control (as defined in the Employment Plan), this Stock Appreciation Right, subject to the satisfaction of the Grantee’s Release Requirement (as defined in Employment Plan), shall become fully vested and exercisable as of the date of termination, whether or not this Stock Appreciation Right or any portion hereof is otherwise vested and exercisable at such time. (f) Other Termination. If the Grantee’s employment terminates for any reason other than the Grantee’s death, Disability, for Cause, the Grantee’s retirement on or after the Retirement Date or a termination meeting the requirements for acceleration in Section 3(e) above, each pursuant to the terms above, and unless otherwise determined by the Administrator, any portion of this Stock Appreciation Right outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of 90 days from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Appreciation Right that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect. For the avoidance of doubt, this Stock Appreciation Right shall not become vested and exercisable upon the occurrence of a Sale Event in the absence of a termination of the Grantee’s employment during a Change in Control Period (as defined in the Employment Plan) as required pursuant to Section 3(e) hereof. The Administrator’s determination of the reason for termination of the Grantee’s employment shall be conclusive and binding on the Grantee and his or her representatives or legatees. 4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Appreciation Right shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth UniFirst

UniFirst in Section 2(b) of the Plan. Capitalized terms herein shall have the meaning specified in the Plan, unless a different meaning is specified herein. 5. Transferability. This Stock Appreciation Right is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Appreciation Right is exercisable, during the Grantee’s lifetime, only by the Grantee, and thereafter, only by the Grantee’s legal representative or legatee. 6. Tax Withholding. The Grantee shall, not later than the date as of which the exercise of this Stock Appreciation Right becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due. 7. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Stock Appreciation Right to continue the Grantee in employment and neither the Plan nor this Stock Appreciation Right shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time. 8. Integration. This Stock Appreciation Right document constitutes the entire agreement between the parties with respect to this Stock Appreciation Right and supersedes all prior agreements and discussions between the parties concerning such subject matter 9. Data Privacy Consent. In order to administer the Plan and this Stock Appreciation Right and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Stock Appreciation Right (the “Relevant Information”). By receiving this Stock Appreciation Right, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law. 10. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. UNIFIRST CORPORATION By: Title: STEVEN S. SINTROS Chief Executive Officer